                                  SCHEDULE I

                                                             Maximum
                                                              Number
                                         Number of          of Optional
                                           Firm             Designated
                                         Designated         Securities
                                         Securities           Which
                                           to be              May be
                                           -----
            Underwriter                  Purchased          Purchased
            -----------                  ---------          ---------
Goldman, Sachs & Co................
[Name(s) of Co-Representative(s)]..
[Names of other Underwriters]......
Total

                                  SCHEDULE II


Designated Trust:

     MCI Capital __

Title of Designated Securities:

     ____% Cumulative Quarterly Income Preferred Securities, Series __ ("QUIPS")

Aggregate principal amount:

     Aggregate principal amount of Designated
     Securities: $_____________

Price to Public:

     100% of the principal amount of the Designated Securities

Purchase Price by Underwriters:

     _______% of the principal amount of the Designated Securities

Underwriters' Compensation:

     $______ per Designated Security

Specified funds for payment of purchase price:

     Same-day funds

Accountants' Letter to be delivered on date of Terms Agreement:

     Yes.

Trust Agreement:

     Amended and Restated Trust Agreement dated as of ________ __, ____, between the Guarantor and the Trustees named therein

Indenture:

     Indenture dated as of May __, 1996, between the Guarantor and Wilmington Trust Company, as Debenture Trustee and Supplemental Indenture No. __ dated as of

     ________ __, ____, between the Guarantor and the Debenture Trustee (collectively the "Indenture")

Guarantee:

     Guarantee Agreement dated as of ________ __, ____, between Guarantor and Wilmington Trust Company, as Guarantee Trustee

Maturity:

     ________ __, ____

Interest Rate:

     ____%

Interest Payment Dates:

     March 31, June 30, September 30 and December 31

Extension Period:

     20 quarters

Redemption Provisions:

     The redemption provisions set forth in Section 402 of the Trust Agreement shall apply to the Designated Securities.

Sinking Fund Provisions:

     No sinking fund provisions.

Time of Delivery:

     10:00 a.m., New York City time
     ________ __, ____

Closing Location:

     Sullivan & Cromwell
     125 Broad Street
     New York, New York 10004

Names and addresses of Representatives:

     Goldman, Sachs & Co.
     85 Broad Street
     New York, New York 10004